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                                                                Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (nos. 33-65688 and 33-98852) and in the Prospectus constituting part of the registration statements on Form S-3 (nos. 333-10949 and 333-12435) of Molten Metal Technology, Inc. of our report dated March 5, 1996 appearing on Page F-1 of this Annual Report on Form 10-K.




/s/ Price Waterhouse LLP

Price Waterhouse LLP

Boston, Massachusetts
November 18, 1996